Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Penn National Gaming, Inc. and Subsidiaries

Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.  33-98640,  333-61684,  333-108173 and 333-125928) of Penn National Gaming, Inc. and Subsidiaries of our report dated March 7, 2006, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Philadelphia, Pennsylvania

February 27, 2008